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                          Atlantic Southern Properties,
                                      Inc.

                                      18.3

                                     Bylaws
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                       ATLANTIC SOUTHERN PROPERTIES, INC.
                        (FORMERLY ATLANTIC HOUSING, INC.)
                                     BY-LAWS

                           (As amended March 30, 1989)

                                    ARTICLE I

                                     OFFICES

    SECTION 1. The principal office shall be at 1199 Black Horse Pike, Pleasantville, New Jersey 08232. The Agent in charge of said office, upon whom process against the corporation may be served, is E. Douglas Huggard. (As amended April 22, 1985)

    SECTION 2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                              SHAREHOLDERS' MEETING

    SECTION 1. All meetings of the shareholders shall be held at 1199 Black Horse Pike, Pleasantville, New Jersey, or such other place as may be determined by the Board of Directors. (As amended August 30, 1982)

    SECTION 2. The Annual Meeting of the Shareholders to elect a Board of Directors and to transact such other business as may properly come before the meeting shall be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors and stated in the notice of meeting, on the Thursday following the fourth Wednesday in April in each year, at 10:30 a.m. or at such other hour or on such other day stated in the notice of meeting as the directors shall determine. (As amended March 30, 1989)

    SECTION 3. Written notice of the Annual Meeting shall be served upon or mailed to each shareholder entitled to vote thereat, at such address as appears on the stock books of the corporation, at least ten days prior to the meeting. Acceptance or Waiver of Notice of any shareholder shall be equivalent to due and timely notice to him.

    SECTION 4. At least ten days before every election of Directors, the Secretary shall make a complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the post office address, and the number of shares held by each, which list shall at all times, during the usual hours for business, be kept at the principal office, open to the examination of any shareholder. The Board of Directors shall produce at the time and place of each election the transfer books and stock books of the corporation and said list of shareholders which shall remain there during the election.
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    SECTION 5. Special meetings of the shareholders, for any purpose or purposes, other than those prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    SECTION 6. Written notice of a Special Meeting of Shareholders, stating the time and place and object thereof, shall be served upon or mailed to each shareholder entitled to vote thereat, at such address as appears on the stock books of the corporation, at least ten days before such meeting. Acceptance or Waiver of Notice of any shareholder shall be equivalent to due and timely notice to him.

    SECTION 7. Business transacted at all Special Meetings shall be confined to the objects stated in the call.

    SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    SECTION 9. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

    SECTION 10. At any meeting of shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney and bearing a date not more than three years prior to said meeting. Each proxy shall be delivered to the Secretary of the corporation prior to the holding of the meeting. The attendance at any meeting of a shareholder who theretofore may have given a proxy shall not have the effect of revoking the proxy unless the shareholder so attending shall, in writing, so notify the Secretary at any time prior to the voting of the proxy. Each shareholder
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shall have one vote for each share of stock having voting power registered in his name at the time of the closing of the transfer books or on the date fixed as a record date for said meeting. In case the transfer books of the corporation shall not have been closed and no date shall have been fixed as a record date for the determination of the shareholders entitled to vote, no share of stock shall be voted at any election of Directors after the first election of Directors which has been transferred on the books of the corporation within twenty days next preceding such election.

      SECTION 11. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                    DIRECTORS

    SECTION 1. The Board of Directors shall consist of such number of directors, not less than three nor more than twelve, as shall be fixed from time to time by the Board of Directors. Each director shall be elected to serve until his successor shall have been elected and qualified. Vacancies on the Board of Directors, including vacancies caused by reason of an increase in the number of directors, may be filled until the next election by shareholders only by a vote of a majority of all the directors in office. However, if only two directors remain and are able to meet at a meeting duly called for the purpose, then by the action of those two at such a meeting, or if only one director remains, by the act of that director, additional duly qualified directors shall be elected so that there are at least three directors holding office until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. (Amended 2/17/88)

    SECTION 2. The Directors may hold their meetings and keep the books of the corporation, except the stock book and the transfer book, outside of New Jersey, at such places as they may from time to time determine.

    SECTION 3. If the office of any Director or Directors becomes vacant for any reason, the Directors in office, although less than a quorum, may by majority vote, choose a successor or successors who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors, or any such vacancies in the Board of Directors may be filled by the shareholders at any duly convened meeting.

    SECTION 4. The property and business of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.
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                              MEETINGS OF THE BOARD

    SECTION 5. The first meeting of each newly elected Board shall be held immediately after the Annual Meeting of Shareholders, either within or without the State of New Jersey, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all such Directors.

    SECTION 6. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of New Jersey, as shall from time to time be determined by the Board.

    SECTION 7. Special meetings of the Board may be called by the President on five days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

    SECTION 8. At all meetings of the Board the presence of a majority of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                               EXECUTIVE COMMITTEE

    SECTION 9. The Board of Directors may appoint an Executive Committee, to consist of two or more of the Directors, which to the extent provided in said resolution shall have and may exercise the powers of the Board of Directors in the management of the business, affairs and property of the corporation during the intervals between the meetings of the Directors, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting thereof or at a special meeting called for that purpose. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

    SECTION 10. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board ' a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee may be allowed like compensation for attending committee meetings.
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                                   ARTICLE IV

                                     NOTICES

    SECTION 1. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder at such address as appears on the stock books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

    SECTION 2. When any action is authorized to be taken after notice to the shareholder, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if such action is authorized or approved and such requirements are waived, in writing, by every shareholder entitled to such notice or by his attorney thereunto authorized. Any notice required to be given under these By-Laws to any Director may be waived by attendance of all Directors at the meeting or by written waiver or waivers signed by all the Directors.

                                    ARTICLE V

                                    OFFICERS

    SECTION 1. The Officers of the corporation shall be a President, Vice Presidents, a Secretary, a Treasurer, and such other Officers as may be deemed necessary. Any two of the aforesaid offices except those of President and Vice President may be held by the same person.

    SECTION 2. The Board of Directors at its first meeting after each Annual Meeting of Shareholders shall elect a President from its members, and the Board shall also elect one or more Vice Presidents, a Secretary, a Treasurer, and such other Officers as may be deemed necessary, none of whom need be members of the Board. (Amended June 27, 1986)

    SECTION 3. The salaries of all Officers and Agents of the corporation shall be fixed by the Board of Directors.

    SECTION 4. The Officers of the corporation shall hold office until their successors are elected and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
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                                  THE PRESIDENT

      SECTION 5. The President shall be the Chief Executive Officer of the corporation; he shall preside at all meetings of the shareholders and Directors, shall be ex-officio a member of the Executive Committee, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or Agent of the corporation.

                               THE VICE PRESIDENT

      SECTION 6. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

                                  THE SECRETARY

      SECTION 7. The Secretary shall attend all sessions of the Board and all meetings of the shareholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

                                  THE TREASURER

      SECTION 8. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

      SECTION 9. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors., at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.
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                                   ARTICLE VI

                              CERTIFICATES OF STOCK

    SECTION 1. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares owned by him in the corporation, and shall be signed by the President or a Vice President and Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary. If any certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the corporation and a registrar, the signature of any such Officer may be facsimile.

                                LOST CERTIFICATES

    SECTION 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

    SECTION 3. Upon surrender to the corporation or transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

    SECTION 4. The Board of Directors may close the stock transfer books of the corporation in its discretion for a period not exceeding fifty days preceding the date of any meeting, annual or special, of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date not exceeding fifty days preceding the date of any meeting, annual or special, of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to
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notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

                             REGISTERED SHAREHOLDERS

    SECTION 5. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as provided by the laws of New Jersey.

                                  ARTICLE VII
                               GENERAL PROVISIONS
                                   DIVIDENDS

    SECTION 1. Dividends upon the capital stock of the corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be declared in cash, in property or in capital stock.

      SECTION 2. Before payment of any dividend, there may be set aside out of the funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

    SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

    SECTION 4. The fiscal year shall begin the first day of January in each year.
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                                      SEAL

      SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New Jersey."

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      SECTION 6. The corporation shall indemnify its directors, officers and employees and may indemnify each other "corporate agent", as defined in R.S. 14A:3-5(a) of the New Jersey Business Corporation Act, and each other person whom the corporation may indemnify under the indemnification provisions of the New Jersey Business Corporation Act, as in effect on January 1, 1986 or as thereafter amended, to the full extent permissible under and consistent with such provisions. The right of indemnification provided in these By-Laws shall not be deemed exclusive of any other right to which said directors, officers or other persons may be entitled apart from these By-Laws. (Amended 7/11/86)

                                  ARTICLE VIII

                                   AMENDMENTS

    SECTION 1. These By-Laws may be altered or amended at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented if notice of the proposed alteration or amendment be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or amendment be contained in the notice of such special meeting.